Exhibit 99.1

Contact: Tyra Tutor Senior Vice President, Corporate Development (904) 360-2500 tyra.tutor@mpsgroup.com

NEWS RELEASE	For Immediate Release

MPS Group Announces Fourth Quarter and Full-Year 2006 Results

JACKSONVILLE, Fla. (February 8, 2007) — MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing, consulting and business solutions, today announced financial results for the fourth quarter and year ended December 31, 2006. Revenue and diluted net income per common share were within the range of guidance previously provided by management.

Fourth Quarter Summary

•	Revenue was $486 million, up 14% versus the fourth quarter of 2005;

•	Diluted net income per common share was $0.20 compared with $0.19 in the fourth quarter of 2005;

•	Operating income was $30 million, up 11% from the fourth quarter of 2005;

•	Cash flow from operations was $49 million during the fourth quarter of 2006; and

•	The Company repurchased $4 million in MPS Group common stock during the quarter.

2006 Summary

•	Revenue was $1.9 billion, up 11% versus 2005;

•	Diluted net income per common share was $0.72, up 29% from 2005;

•	Net income was $75 million, up 26% versus 2005;

•	The Company repurchased $45 million in MPS Group common stock during 2006 and used $44 million in cash for acquisitions; and

•	The Company had cash balances of $173 million and no outstanding borrowings on its $250 million credit facility at the end of 2006.

Professional Services Division Performance

The Company’s Professional Services division reported revenue of $269 million for the fourth quarter of 2006, representing 55% of total Company revenue. Further discussion of the fourth quarter performance of the Professional Services division’s two reporting segments follows.

North American Professional Services Segment

The Company’s North American Professional Services segment provides specialized staffing and recruiting in the disciplines of accounting, law, engineering, and healthcare. In the fourth quarter, this segment’s revenue increased 9% versus the fourth quarter of 2005. Excluding the impact of acquisitions, revenue increased 4% versus the fourth quarter of 2005. This segment increased gross margin to over 31% during the fourth quarter of 2006, up 60 basis points versus the fourth quarter of 2005.

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1 Independent Drive • Jacksonville, Florida 32202 • 904-360-2000 • 904-360-2814 fax

www.mpsgroup.com

MPS Group Reports Fourth Quarter, Year-end 2006 Results

February 8, 2007

Entegee, the Company’s engineering staffing business, posted a 10% increase in revenue versus the fourth quarter of 2005. Demand for Entegee’s services continues to broaden beyond the defense and aerospace industries. For the quarter, Soliant Health, the healthcare staffing unit of MPS, reported a 40% year-over-year increase in revenue. Excluding the impact of acquisitions, Soliant Health revenue increased 19% versus the fourth quarter of 2005. Strong demand for permanent placement services contributed to improved margins and solid financial performance for Accounting Principals and Special Counsel during the quarter. Overall, the Company continues to see strong demand for professional staffing and permanent placement services.

European Professional Services Segment

The Company’s European Professional Services segment is composed of Badenoch & Clark, a United Kingdom-based provider of finance and accounting and professional staffing services.

For the fourth quarter of 2006, Badenoch & Clark revenue increased 24% versus the fourth quarter of 2005. Excluding the impact of foreign currency exchange rates and acquisitions, revenue grew 4% versus the fourth quarter of 2005. With consistent, solid demand for professional staffing and permanent placement services across its market segments, Badenoch & Clark continues to make investments in its business by hiring and training business development and recruiting staff.

Information Technology Division Performance

The Company’s Information Technology division reported revenue of $217 million for the fourth quarter of 2006, representing 45% of total Company revenue. Below is further discussion of the fourth quarter performance of the IT division’s two reporting segments.

North American Information Technology Services Segment

The Company’s North American Information Technology Services segment is composed of Modis, the IT staffing unit; Idea Integration, the IT solutions unit; and Beeline, the workforce solutions unit. This segment reported revenue of $145 million for the fourth quarter of 2006, an increase of 10% versus the fourth quarter of 2005. Overall gross margin from the segment was 29% in the fourth quarter, up 50 basis points versus the fourth quarter of 2005.

The Company was especially pleased by the fourth quarter performance of Modis N.A., its largest business unit. Revenue was up 11% versus the fourth quarter of 2005. Also during the quarter, revenue from permanent placement fees increased 32% over the prior year’s fourth quarter. The combination of revenue growth and improved permanent placement sales contributed to strong profitability for the quarter. Overall demand for IT services remains solid, a trend that is expected to extend into 2007.

European Information Technology Services Segment

The Company’s European Information Technology Services segment is composed of Modis International, a leading provider of IT staffing services throughout the United Kingdom and Continental Europe. During the quarter, Modis International’s revenue rose 20% versus the fourth quarter of 2005. Excluding the impact of foreign currency exchange rates and acquisitions, revenue grew 7% versus the fourth quarter of 2005. Due to increases in permanent-placement sales as well as an improvement in temporary-placement gross margin, overall gross margin reached 16.5% in the fourth quarter, an improvement of 240 basis points versus the fourth quarter of 2005.

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MPS Group Reports Fourth Quarter, Year-end 2006 Results

February 8, 2007

Capital Update

During the fourth quarter, the Company generated operating cash flow of $49 million. MPS Group used $4 million during the quarter to repurchase its common stock. The Company has $45 million remaining under its current buyback authorization. At the close of the fourth quarter, the Company had a cash balance of $173 million and no borrowings outstanding under its $250 million credit facility. MPS Group intends to use cash on hand primarily to complete strategic acquisitions designed to enhance its service delivery network and establish new specialty lines of business and to buy back its common stock.

Management Comments

Timothy Payne, MPS Chief Executive Officer, stated, “We were pleased with our performance in 2006, with operating income growing by 32% versus the prior year. Across all of our business units, our people are doing a great job, and we were particularly impressed by the performance of Modis N.A. We believe market conditions will remain favorable for MPS Group in the coming year. We continue to invest in our business units and our people so that we can take advantage of the opportunities we expect to see in 2007.”

“In 2006, the Company generated $107 million in cash flow from operations,” added Robert Crouch, MPS Chief Financial Officer. “Our operating cash flows and strong balance sheet enable the Company to continue to invest in its business operations while improving its capital structure. We expect first quarter 2007 revenue and diluted net income per common share to be in the range of $495 million to $505 million and $0.17 to $0.19, respectively.”

Conference Call Scheduled Today

The live broadcast of MPS Group’s conference call will begin at 10:00 a.m. Eastern Time today. The link to this event may be found at the Company’s website: www.mpsgroup.com. If you prefer, you may listen to the call by dialing (913) 981-5546.

If you are unable to participate at that time, online and telephonic replays will be available two hours after the call ends and will continue until 8:00 p.m. Eastern Time on February 15. To access the telephonic replay, please dial (719) 457-0820 and enter 8094517 when prompted for the passcode. The link for the online replay may also be found on the Company’s website.

About MPS Group

MPS Group is a leading provider of staffing, consulting, and solutions in the disciplines of information technology, finance and accounting, law, engineering, and healthcare. MPS Group delivers its services to government entities and businesses in virtually all industries throughout the United States, Canada, the United Kingdom, and Europe. A Fortune 1000 company with headquarters in Jacksonville, Florida, MPS Group trades on the New York Stock Exchange. For more information about MPS Group, please visit www.mpsgroup.com.

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MPS Group Reports Fourth Quarter, Year-end 2006 Results

February 8, 2007

Forward-Looking Statements

This press release contains forward-looking statements that are subject to certain risks, uncertainties or assumptions described above and may be affected by other factors, including, but not limited to: fluctuations in the economies and financial markets in the U.S. and foreign countries where we do business and in the Company’s industry segments in particular; industry trends toward consolidating vendor lists; the demand for the Company’s services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company’s ability to expand into new markets and to remain profitable or maintain profit margins in the face of pricing pressures; the Company’s ability to retain significant existing customers or obtain new customers; the Company’s ability to recruit, place and retain consultants and professional employees; the Company’s ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental laws and regulations affecting the Company’s operations, including possible changes to laws and regulations relating to benefits for consultants and temporary personnel, and possible increased regulation of the employer-employee relationship; employment-related claims, costs, and other litigation matters; adjustments during periodic tax audits; litigation relating to prior and current transactions and activities; fluctuations in interest rates or foreign currency exchange rates; loss of key employees; fluctuations in the price of our common stock due to actual or anticipated changes in quarterly operating results, financial estimates, statements by securities analysts, and other events; and other factors discussed in the Company’s filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as: “will,” “may,” “should,” “could,” “expects,” “intends,” “plans,” “hopes,” “indicates,” “projects,” “can,” “anticipates,” “perhaps,” “believes,” “estimates,” “appears,” “predicts,” “potential,” “continues,” “would,” or “become,” or other comparable terminology or the negative of these terms or other comparable terminology. Readers are urged to review and consider the matters discussed in “Item 1A. Risk Factors” of our Form 10-K for 2005 and discussion of risks or uncertainties in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of the Company’s management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

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MPS Group Reports Fourth Quarter, Year-end 2006 Results

February 8, 2007

MPS Group, Inc.

Unaudited Operating Highlights

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
Operating Highlights:	2006	2005	2006	2005
Revenue:

North American Professional Services	$153,698	$140,692	$617,166	$537,257

European Professional Services	115,416	93,213	431,402	364,793
North American Information Technology Services	144,760	131,172	560,987	510,499
European Information Technology Services	71,929	60,116	267,067	272,150

Total revenue	485,803	425,193	1,876,622	1,684,699

Gross profit:

North American Professional Services	48,233	43,279	189,147	160,400

European Professional Services	32,136	26,334	123,064	104,320
North American Information Technology Services	42,151	37,500	162,047	142,192
European Information Technology Services	11,900	8,457	42,784	35,456

Total gross profit	134,420	115,570	517,042	442,368

Operating income:

North American Professional Services	15,613	14,430	59,241	44,469

European Professional Services	7,352	6,077	31,870	26,120
North American Information Technology Services	11,802	10,777	45,059	37,324

European Information Technology Services	1,940	920	6,515	4,485

Operating income before unallocated corporate expenses	36,707	32,204	142,685	112,398

Unallocated corporate expenses	7,036	5,579	28,141	25,412

Total operating income	29,671	26,625	114,544	86,986

Other income, net	1,931	1,160	5,991	3,799

Income before provision for income taxes	31,602	27,785	120,535	90,785

Provision for income taxes	11,082	7,769	45,321	31,188

Net income	$20,520	$20,016	$75,214	$59,597

Diluted net income per common share	$0.20	$0.19	$0.72	$0.56

Diluted common shares outstanding	103,077	105,637	104,090	105,832

			As of
			December 31,	December 31,
			2006	2005
Cash and cash equivalents			$172,692	$142,951
Accounts receivable, net of allowance			278,438	244,506
Other			28,792	28,971

Current assets			479,922	416,428
Long-term assets			662,357	611,578

Total assets			$1,142,279	$1,028,006

Current liabilities			$161,043	$136,569
Other			17,938	15,397
Stockholders’ equity			963,298	876,040

Total liabilities and stockholders’ equity			$1,142,279	$1,028,006

Working capital			$318,879	$279,859

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MPS Group Reports Fourth Quarter, Year-end 2006 Results

February 8, 2007

MPS Group, Inc.

Unaudited Reconciliation of Non-GAAP Financial Measures to Most Comparable GAAP Financial Measures

Reconciliation of EBITDA to Net Income

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
EBITDA	$34,022	$30,259	$130,413	$102,303
Depreciation and intangibles amortization	4,351	3,634	15,869	15,317
Operating income	29,671	26,625	114,544	86,986
Other income, net	1,931	1,160	5,991	3,799
Income before provision for income taxes	31,602	27,785	120,535	90,785
Provision for income taxes	11,082	7,769	45,321	31,188
Net income	$20,520	$20,016	$75,214	$59,597

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding

Acquisitions and the Effects of Changes in Foreign Currency Exchange Rates

	MPS Group	Modis International	Badenoch & Clark
Revenue growth rate 4Q2005 to 4Q2006, excluding acquisitions and the effects of changes in currency	6.1%	6.6%	3.7%
Revenue growth rate contributed from acquisitions	4.3%	2.6%	9.3%
Revenue growth rate contributed from effects of changes in currency	3.9%	10.5%	10.8%
GAAP revenue growth rate 4Q2005 to 4Q2006	14.3%	19.7%	23.8%

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding Acquisitions

	N.A. Professional	Soliant Health
Revenue growth rate 4Q2005 to 4Q2006, excluding acquisitions	4.4%	19.0%
Revenue growth rate contributed from acquisitions	4.8%	20.6%
GAAP revenue growth rate 4Q2005 to 4Q2006	9.2%	39.6%

Reconciliation of Year-Over-Year Revenue Growth Rate, Excluding

Acquisitions and the Effects of Changes in Foreign Currency Exchange Rates

MPS Group
Revenue growth rate 2005 to 2006, excluding acquisitions and the effects of changes in currency	7.0%
Revenue growth rate contributed from acquisitions	3.9%
Revenue growth rate contributed from effects of changes in currency	0.5%
GAAP revenue growth rate 2005 to 2006	11.4%

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